MEDASORB CORPORATION
(fka MEDASORB TECHNOLOGIES, LLC)
(a development stage company)

FINANCIAL STATEMENTS

MARCH 31, 2006

MEDASORB CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)
March 31, 2006

Financial Statements:

MEDASORB CORPORATION
(a development stage company)

BALANCE SHEETS

	March 31,	December 31,
	2006	2005
	(Unaudited)

ASSETS

Current Assets:
Cash and cash equivalents	$631,189	$707,256
Prepaid expenses and other current assets	34,014	19,261

Total current assets	665,203	726,517

Property and equipment - net	491,132	553,657

Other assets	182,950	181,307

Total long-term assets	674,082	734,964

Total Assets	$1,339,285	$1,461,481

LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current Liabilities:
Accounts payable	$2,007,193	$1,802,788
Accrued expenses and other current liabilities	489,277	412,646
Accrued interest	1,268,615	1,056,960
Stock subscribed	--	399,395
Convertible notes payable	3,429,899	3,429,899

Total current liabilities	7,194,984	7,101,688

Long-term liabilities:
Convertible notes payable	4,120,000	4,120,000

Total long-term liabilities	4,120,000	4,120,000

Total liabilities	11,314,984	11,221,688

Stockholders Equity/(Deficit):
Common Stock, Par Value $0.001, 300,000,000 shares
authorized, 5,169,939 and 4,829,120 shares issued
and outstanding, respectively	5,170	4,829
Additional paid-in capital	50,013,975	49,214,431
Deficit accumulated during the development stage	(59,994,844)	(58,979,467)

Total stockholders' deficiency	(9,975,699)	(9,760,207)

Total Liabilities and Stockholders' Deficiency	$1,339,285	$1,461,481

MEDASORB CORPORATION
(a development stage company)

STATEMENTS OF OPERATIONS

	Period from
	January 22,1997	Three months	Three months
(date of inception) to		ended	ended
	March 31, 2006	March 31, 2006	March 31, 2005
	(Unaudited)	(Unaudited)	(Unaudited)

Revenue	$--	$--	$--

Expenses:

Research and development	40,070,280	288,981	436,678
Legal, financial and other consulting	5,731,672	384,538	81,925
General and administrative	19,347,506	137,775	202,138
Change in fair value of management and incentive units	(6,055,483)	--	--

Total expenses	59,093,975	811,294	720,741

Gain on disposal of property and equipment	(21,663)	--	--
Gain on extinguishment of debt	(175,000)	--	--
Interest expense, net	1,097,532	204,083	166,294
Net loss	$(59,994,844)	$(1,015,377)	$(887,035)

MEDASORB CORPORATION
(a development stage company)

STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIENCY

Period from January 22, 1997 (date of inception) to March 31, 2006

						Deficit
						Accumulated
	Members'				Additional	During the	Total
	Equity	Deferred	Common Stock		Paid-In	Development	Stockholders'
	(Deficiency)	Compensation	Shares	Par value	Capital	Stage	Equity (Deficit)

Balance at December 31, 2005	--	--	4,829,120	4,829	49,214,431	(58,979,467)	(9,760,207)

Issuance of common stock for stock subscribed	--	--	240,929	241	799,644	--	799,885

Issuance of common stock as price protection	--	--	100,000	100	(100)	--	--

Net loss	--	--	--	--	--	(1,015,377)	(1,015,377)

Balance at March 31, 2006 (Unaudited)	$--	$--	5,170,049	$5,170	$50,013,975	$(59,994,844)	$(9,975,699)

MEDASORB CORPORATION
(a development stage company)

STATEMENTS OF CASH FLOWS

Period from
January 22,1997		Three months	Three months
(date of inception) to		ended	ended
March 31, 2006		March 31, 2006	March 31, 2005
	(Unaudited)	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(59,994,844)	$(1,015,377)	$(887,035)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	1,854,981	63,882	71,231
Gain on disposal of property and equipment	(21,663)	--	--
Gain on extinguishment of debt	(175,000)	--	--
Abandoned patents	183,556	--	--
Bad debts - employee advances	255,882	--	--
Contributed technology expense	4,550,000	--	--
Consulting expense	237,836	--	--
Management unit expense	1,334,285	--	--
Expense for issuance of warrants	468,526	--	--
Expense for issuance of options	247,625	--	--
Accrued interest expense	1,611,448	211,655	170,268
Amortization of deferred compensation	74,938	--	--
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(305,562)	(14,753)	16,641
Other assets	(51,163)	--	--
Accounts payable and accrued expenses	3,500,957	281,036	(731,742)
Net cash used in operating activities	(46,228,198)	(473,557)	(1,360,637)

Cash flows from investing activities:
Proceeds from sale of property and equipment	32,491	--	--
Purchases of property and equipment	(2,199,094)	--	--
Patent costs	(331,556)	(3,000)	(12,717)
Loan receivable	(1,632,168)	--	--

Net cash used in investing activities	(4,130,327)	(3,000)	(12,717)

Cash flows from financing activities:
Proceeds from issuance of common stock	400,490	400,490	--
Equity contributions - net of fees incurred	41,711,198	--	1,062,885
Proceeds from borrowings	8,378,631	--	394,955
Proceeds from subscription receivables	499,395	--	--
Net cash provided by financing activities	50,989,714	400,490	1,457,840

Net increase (decrease) in cash and cash equivalents	631,189	(76,067)	84,486

Cash and cash equivalents - beginning of period	--	707,256	16,749
Cash and cash equivalents - end of period	$631,189	$631,189	$101,235

Supplemental disclosure of cash flow information:

Cash paid during the period for interest	$511,780	$--	$--

Supplemental schedule of noncash financing activities:

Note payable principal and interest conversion to equity	$1,171,565	$--	$--

Issuance of member units for leasehold improvements	$141,635	$--	$--

Issuance of management units in settlement of cost of
raising capital	$437,206	$--	$--

Change in fair value of management units for cost of
raising capital	$278,087	$--	$--

Exchange of loan receivable for member units	$1,632,168	$--	$--

Issuance of equity in settlement of accounts payable	$836,319	$--	$--

Issuance of common stock in exchange for stock
subscribed	$399,395	$399,395	$--

MEDASORB CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)
March 31, 2006

1. BASIS OF PRESENTATION
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and include the results of MedaSorb Corporation. Accordingly, certain information and footnote disclosures required in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Interim statements are subject to possible adjustments in connection with the annual audit of the Company's accounts for the year ended 2006. In the opinion of the MedaSorb Corporation’s management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring adjustments) which the Company considers necessary for the fair presentation of the MedaSorb Corporation's financial position as of March 31, 2006 and the results of its operations and cash flows for the three months ended March 31, 2006. Results for the three months ended are not necessarily indicative of results that may be expected for the entire year. The unaudited condensed financial statements should be read in conjunction with the audited financial statements of the Company and the notes thereto, included elsewhere in the filing.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The Company has experienced negative cash flows from operations and has a deficit accumulated during the development stage at March 31, 2006 of $59,994,844. The Company is not currently generating revenue and is dependent on the proceeds of present and future financings to fund its research, development and commercialization program.  The Company is continuing its fund-raising efforts.  Although the Company has been successful in raising additional equity and debt financing, there can be no assurance that the Company will be successful in raising additional capital in the future or that it will be on favorable terms.  Furthermore, if the Company is successful in raising the additional financing, there can be no assurance that the amount will be sufficient to complete the Company's plans. These financial statements do not include any adjustments related to the outcome of this uncertainty.

The Company is a development stage company and has not yet generated any revenues. Since inception, the Company's expenses relate primarily to research and development, organizational activities, clinical manufacturing, regulatory compliance and operational strategic planning.  Although the Company has made advances on these matters, there can be no assurance that the Company will continue to be successful regarding these issues, nor can there be any assurance that the Company will successfully implement its long-term strategic plans.

MEDASORB CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)
March 31, 2006

The Company has developed an intellectual property portfolio, including 21 issued and 5 pending patents, covering materials, methods of production, systems incorporating the technology and multiple medical uses.

2. PRINCIPAL BUSINESS ACTIVITY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
Nature of Business
MedaSorb Corporation, fka MedaSorb Technologies, LLC, ("MedaSorb" or the "Company"), a Delaware Corporation, was formed on January 22, 1997.  The Company is engaged in the research, development and commercialization of medical devices with its platform blood purification technology incorporating a proprietary absorbent polymer technology.  The Company is focused on developing this technology for multiple applications in the medical field, specifically to provide improved blood purification for the treatment of acute and chronic health complications associated with blood toxicity.  In December 2005, the Company reorganized its capital structure and converted from an LLC to a Corporation. This reorganization had no effect on the carrying value of the Company’s net assets. As of March 31, 2006, the Company has not commenced commercial operations and, accordingly, is in the development stage.  The Company has yet to generate any revenue and has no assurance of future revenue.

Development Stage Corporation
The accompanying financial statements have been prepared in accordance with the provisions of Statement of Financial Accounting Standard (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises."

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Property and Equipment
Property and equipment are recorded at cost less accumulated depreciation. Depreciation of property and equipment is provided for by the straight-line method over the estimated useful lives of the related assets. Leasehold improvements are amortized over the lesser of their economic useful lives or the term of the related leases. Gains and losses on depreciable assets retired or sold are recognized in the statements of operations in the year of disposal. Repairs and maintenance expenditures are expensed as incurred.

Patents
Legal costs incurred to establish patents are capitalized. When patents are issued, capitalized costs are amortized on the straight-line method over the related patent term. In the event a patent is abandoned, the net book value of the patent is written off.

MEDASORB CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)
March 31, 2006

Impairment or Disposal of Long-Lived Assets
The Company assesses the impairment of patents and other long-lived assets under SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” whenever events or changes in circumstances indicate that the carrying value may not be recoverable. For long-lived assets to be held and used, the Company recognizes an impairment loss only if its carrying amount is not recoverable through its undiscounted cash flows and measures the impairment loss based on the difference between the carrying amount and fair value.

Research and Development
All research and development costs, payments to laboratories and research consultants are expensed when incurred.

Income Taxes
Income taxes are accounted for under the asset and liability method prescribed by SFAS No. 109, “Accounting for Income Taxes.” Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

Concentration of Credit Risk
The Company maintains cash balances, at times, with financial institutions in excess of amounts insured by the Federal Deposit Insurance Corporation. Management monitors the soundness of these institutions and considers the Company’s risk negligible.

Financial Instruments
The carrying values of prepaid expenses and other current assets, accounts payable and accrued expenses approximate their fair values due to their short-term nature. Convertible notes payable approximate their fair value based upon the borrowing rates available for the nature of the underlying debt.

MEDASORB CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)
March 31, 2006

Stock-Based Compensation
Through December 31, 2005, the Company has accounted for its stock compensation plans under the recognition and measurement principles of Accounting Principles Opinion (APB) No. 25, “Accounting for Stock Issued to Employees” and related interpretations. Under APB No. 25, no compensation cost is generally recognized for fixed stock options in which the exercise price is greater than or equal to the market price on the grant date. The Company had not adopted the recognition requirements of Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation”, for employees and directors and, accordingly, has made all pro forma disclosures required. The Company has adopted the requirements of SFAS No. 123 and EITF Issue No. 96-18, “Accounting for Equity Instruments That are Issued to Other Than Employees for Acquiring or in Conjunction with Selling Goods and Services” with regard to non-employees. Each option granted is valued at fair market value on the date of grant. Had compensation cost for options granted to employees and directors been determined consistent with SFAS No. 123, the Company's pro forma net loss would have been as follows:

	Period from
	January 22, 1997
	(date of inception)	Period Ended
	to December 31,	March 31,
	2005	2005
Net Loss
As reported	$58,979,467	$887,035
Pro forma	$59,053,461	$887,035

Under SFAS No. 123, the fair value of each option was estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions: (1) expected lives of five-ten years, (2) dividend yield of 0%, (3) risk-free interest rates ranging from 3.25% - 5.63%, and (4) volatility percentage of 0.01%.

Effective January 1, 2006, the Company has adopted the recognition requirements of Statement of Financial Accounting Standards (“SFAS”) No. 123, “Accounting for Stock-Based Compensation”, for employees and directors. The adoption of SFAS No. 123 did not have an effect on the previously issued financial statements.

Reverse Unit Split and Conversion to Corporation
In December 2005, MedaSorb effected an approximate 1 for 6.64 reverse unit split to unit holders. Immediately subsequent to the split, the Company converted to a corporation. All share and per share information has been retroactively adjusted to reflect the split.

MEDASORB CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)
March 31, 2006

Effects of Recent Accounting Pronouncements
In December 2004, the FASB issued SFAS No. 153, "Exchanges of Non-monetary Assets - an amendment of APB Opinion No. 29." The statement addresses the measurement of exchanges of non-monetary assets and eliminates the exception from fair value measurement for non-monetary exchanges of similar productive assets and replaces it with an exception for exchanges that do not have commercial substance. SFAS No. 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Effective January 1, 2006, the Company has adopted SFAS No. 153. The adoption of SFAS No. 153 did not have an effect on the previously issued financial statements.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” This statement replaces APB No. 20 and SFAS No. 3 and changes the requirements for the accounting and reporting of a change in accounting principle. APB No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the accounting principle. SFAS No. 154 requires retrospective application to prior periods’ financial statements of voluntary changes in accounting principle. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 did not have an effect on the previously issued financial statements.

In February 2006, the FASB issued SFAS No. 155,”Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140,” to simplify and make more consistent the accounting for certain financial instruments. Specifically, SFAS No. 155 amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, to permit fair value re-measurement for any hybrid financial instrument with an embedded derivative that otherwise would require bifurcation, provided that the whole instrument is accounted for on a fair value basis. SFAS No. 155 amends SFAS No. 140, Accounting for the Impairment or Disposal of Long-Lived Assets, to allow a qualifying special-purpose entity (SPE) to hold a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 applies to all financial instruments acquired or issued after the beginning of an entity’s first fiscal year that begins after September 15, 2006, with earlier application allowed. The Company is currently evaluating this pronouncement for its potential impact on the results of operations or financial position of the Company.

MEDASORB CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)
March 31, 2006

3. CONVERTIBLE NOTES PAYABLE
In 2003, MedaSorb received $3,900,000 and issued a 12% callable convertible note with a conversion price of $33.18 per share due in 2008 to an existing investor. During 2004 and 2003, respectively, $120,000 and $100,000 of interest was incurred and added to the principal balance, thereby increasing the note to $4,120,000 at March 31, 2006 and December 31, 2005. During 2004 the terms of this note were revised to provide for conversion at $6.64 per share. During 2005 the terms of this note were further revised to provide for conversion at $3.32 per share. These revisions yielded no significant change in fair value.

During 2004, MedaSorb raised approximately $904,000 and issued one year 12% Convertible Notes with a conversion price of $6.64 per share. For each dollar of principal and accrued interest that the Noteholder converts into shares, the Noteholder will then receive a warrant to purchase two shares at a price of $6.64 each. In 2004, the Company also raised approximately $442,000 and issued one year 12% Convertible Notes with a conversion price of $3.32 per share. For each dollar of principal and accrued interest that the Noteholder converts into shares, the Noteholder will receive a warrant to purchase two shares at a price of $4.98 each. The Company has not repaid any of these Convertible Notes as of March 31, 2006 and is continuing to accrue interest on the principal balances.

During 2005, MedaSorb received $1,132,582 from an existing Noteholder and issued a one year 12% secured convertible note with a conversion price of $3.32 per share. For each dollar of principal and accrued interest that the Noteholder converts into shares, the Noteholder will then receive a warrant to purchase two shares at a price of $4.98 each. The Company has not repaid any of these Convertible Notes as of March 31, 2006 and is continuing to accrue interest on the principal balances.

Separately in 2005 the Company received a $1 million bridge loan as part of a proposed reverse merger transaction into a public shell company. The loan bears interest at 6% per annum, repayable in cash or, at the option of the Noteholder, converted into shares of the Company at a conversion price equal to the price per share offered in a future private placement of the Company. In consideration for funding the loan, the Noteholder is entitled to be issued 10 million shares of common stock of the Company, subject to certain adjustments, to be issued upon the occurrence of certain events (see Note 5).

The terms of the outstanding notes provide that the $4,120,000 Note is Senior Debt and is secured by all assets of the Company. Additional notes aggregating approximately $856,000 are subordinated to the Senior Note. They are secured by all assets of the Company. Notes amounting to $442,000 are subordinated to all other notes but are secured by all assets of the Company. Notes amounting to $1,132,582 are subordinated to all other notes but are secured by all assets of the Company.

The Company’s Senior Note in the amount of $4,120,000 is held by the largest shareholder.

MEDASORB CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)
March 31, 2006

4. STOCKHOLDERS' EQUITY
During the three months ended March 31, 2006 the Company received approximately $400,000 from an existing investor. For this investment as well as approximately $399,000 received in stock subscriptions during 2005, the Company issued 240,929 shares of common stock and five year warrants to purchase approximately 240,929 shares of common stock at an exercise price of $4.98. In the event the Company closes on a private placement of equity securities by September 2006 the investors who participated in this offering may elect to exchange their shares and warrants for the equivalent dollar amount of securities sold in the private placement.

The Company issued 100,000 shares of common stock to resolve a dispute regarding a price protection provision with an existing investor group.

For the three months ended March 31, 2006, no stock options were granted, canceled or exercised under the Plan.

As of March 31, 2006, the Company has the following warrants to purchase common stock outstanding:

Number of Shares	Warrant Exercise	Warrant
To be Purchased	Price per Share	Expiration Date
1,206	$41.47	January 9, 2007
25,995	$19.91	February 8, 2007
603	$41.47	February 24, 2007
2,652	$41.47	May 30, 2007
15,569	6.64	March 31, 2010
240,929	4.98	March 31, 2011

MEDASORB CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)
March 31, 2006

5. COMMITMENTS AND CONTINGENCIES
The Company is involved in various claims and legal actions. Management is of the opinion that these claims and legal actions have no merit, but may have a material adverse impact on the financial position of the Company and/or the results of its operations.  Aside from normal trade creditor claims, the Company is involved with various claims and a legal action relating to its technology.  Management is of the opinion that these claims and legal action have no merit, but may have a material adverse impact on the financial position of the Company and/or the results of its operations.  In January 2003 the Company was sued by Brotech Corp. (Purolite International, Ltd.) claiming co-inventorship and/or joint ownership of some of the Company’s patents.  Recently Purolite expanded its claims, to allege that they are the sole owner of these patents and are seeking equitable relief and monetary damages.  The Company has filed a motion for summary judgment.  At the same time the parties have engaged in ongoing efforts to settle the case.  In addition, the Court ordered mediation with a magistrate judge and there has been some progress in seeking a resolution of the litigation, but there has still not been agreement on all issues and at this time there can be no assurance that the parties will be able to reach an accord. If the case is not settled, the Court will decide on the Company’s summary judgment motion.  If the motion is denied, the Company expects the matter will go to trial within a few months thereafter. As of the date of the financial statements, the outcome of the case could not be determined and the damages, if any, could not be reasonably estimated. Accordingly, a loss contingency has not been accrued.

A former employee of the Company has initiated a legal action against the Company seeking reimbursement of certain claimed expenses. The matter is under legal review by Company counsel. As of the date of the financial statements, the outcome of the case could not be determined and the financial impact, if any, could not be reasonably estimated. Accordingly, a loss contingency has not been accrued.
The Company has employment agreements with certain key executives through July 2008. One of these agreements provides for an additional bonus payment based on achieving specific milestones as defined in the agreement, however, as of the date of this report, these milestones have not been met. Furthermore, this agreement includes an anti-dilution provision whereby the employee is granted options for the right to obtain 5% of the outstanding stock of the Company on a fully diluted basis.

Upon the Company’s successful merger with a public shell company, an existing Noteholder is entitled to be issued 10 million shares of common stock of the Company. These shares will not be issued until the Company meets a minimum capital raise amount and recapitalization of the Company prior to such a merger.

MEDASORB CORPORATION
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
(UNAUDITED)
March 31, 2006

In an agreement dated August 11, 2003 an existing investor agreed to make a $4 million equity investment in the Company. These amounts were received by the Company in 2003. In connection with this agreement the Company granted the investor a future royalty of 3% on all gross revenues received by the Company from the sale of their CytoSorb Device. The Company has not generated any revenue from this product and has not incurred any royalty costs through March 31, 2006. The amount of future revenue subject to the royalty agreement could not be reasonably estimated nor, has a liability been incurred, therefore, an accrual for royalty payments has not been included in the financial statements.

6. SUBSEQUENT EVENTS
Effective June 30, 2006 Gilder Enterprises, Inc. was acquired by MedaSorb Corporation in a reverse merger transaction. Accordingly, the reverse merger will be accounted for as a recapitalization in which the assets and liabilities of the Company will be recorded at their historical values, the outstanding capital stock and additional paid in capital will be restated to give effect to the shares of common and preferred stock issued in connection with the transaction to the stockholders of MedaSorb, the stockholders of Gilder Enterprise and to a holder of a convertible note.